Exhibit 2

Rinker Group Limited

Quarterly Financial Information

First Quarter of Year Ended 31 March 2005

Important: Quarterly results are unaudited. Year ended 31 March 2003 comparative results are proforma. See notes 1 and 2 below.

	US$ million(2)				A$ million(2)
(Year ending 31 March 2005)	Jun Qtr 2004				Jun Qtr 2004
Average exchange rate (A$1=US$)	0.7085				0.7085
Rinker group
Revenue	1,058				1,495
EBITDA(3)	223.6				315.7
Depreciation	42.5				60.0
Amortisation	17.7				25.0
EBIT(3)	163.4				230.6
PAT(3)	95.1				134.3

EPS (cents per ord. share)	10.1				14.2
EPS (cents per ADR)	101				142
No. of shares for EPS calc. (million)	944.5				944.5

Free Cash Flow(4)	67.9				96.8

Net Debt(5)	589				853
Gearing (Net Debt/Net Debt+Equity)(6)	20.9%				20.9%

	US$ million(2)				A$ million(2)
(Year ended 31 March 2004)	Jun Qtr 2003	Sept Qtr 2003	Dec Qtr 2003	Mar Qtr 2004	Jun Qtr 2003	Sept Qtr 2003	Dec Qtr 2003	Mar Qtr 2004
Average exchange rate (A$1=US$)	0.6474	0.6549	0.7202	0.7608	0.6474	0.6549	0.7202	0.7608
Rinker group
Revenue	881	967	925	933	1,362	1,474	1,281	1,223
EBITDA(3)	179.9	193.0	180.3	173.7	278.0	294.6	250.0	227.6
Depreciation	38.7	39.8	40.8	42.4	59.9	60.8	56.3	55.5
Amortisation	18.4	18.3	17.7	18.1	28.5	27.9	24.4	23.6
EBIT(3)	122.8	134.9	121.9	113.2	189.7	205.9	169.3	148.5
PAT(3)	68.8	83.0	71.0	72.8	106.2	126.5	98.7	95.3
EPS (cents per ord. share)	7.3	8.8	7.5	7.7	11.2	13.4	10.4	10.1
EPS (cents per ADR)	73	88	75	77	112	134	104	101
No. of shares for EPS calc. (million)	944.7	944.8	945.0	945.0

	US$ million(2)				A$ million(2)
(Year ended 31 March 2003)	Jun Qtr 2002	Sept Qtr 2002	Dec Qtr 2002	Mar Qtr 2003	Jun Qtr 2002	Sept Qtr 2002	Dec Qtr 2002	Mar Qtr 2003
Average exchange rate (A$1=US$)	0.5562	0.5472	0.5583	0.5981	0.5562	0.5472	0.5583	0.5981
Rinker group
Revenue	695	707	790	764	1,250	1,293	1,413	1,277
EBITDA(3)	148.1	149.2	150.2	156.8	266.3	272.8	268.9	262.1
Depreciation	32.7	33.2	38.2	42.9	58.7	60.6	68.3	71.9
Amortisation	13.4	13.2	18.3	18.7	24.2	24.2	32.7	31.3
EBIT(3)	102.0	102.8	93.7	95.2	183.4	187.9	167.9	158.9
PAT(3)	54.9	57.7	48.3	54.9	98.7	105.3	86.5	91.0
EPS (cents per ord. share)	5.8	6.1	5.1	5.8	10.4	11.1	9.2	9.6
EPS (cents per ADR)	58	61	51	58	104	111	92	96
No. of shares for EPS calc. (million)	944.7	944.7	944.7	944.7

Rinker Group Limited

Quarterly Financial Information

	US$ million(2)	A$ million(2)
(Year ending 31 March 2005)	Jun Qtr 2004	Jun Qtr 2004

Segment Revenue
Aggregate	229	323
Cement	101	142
Concrete, block, asphalt	394	558
Concrete pipe and products	121	171
Other	117	166
Eliminations	(140)	(198)
Rinker Materials	822	1,162
Readymix	236	333
RINKER	1,058	1,495

Segment EBIT
Aggregate	43.4	61.1
Cement	23.7	33.5
Concrete, block, asphalt	38.7	54.8
Concrete pipe and products	20.6	29.1
Other	3.3	4.4
Rinker Materials	129.6	182.9
Readymix	36.1	51.0
Corporate	(2.3)	(3.2)
RINKER	163.4	230.6

Segment Depreciation and Amortisation
Aggregate	18.1	25.6
Cement	5.3	7.6
Concrete, block, asphalt	14.2	20.0
Concrete pipe and products	7.8	11.0
Other	4.3	6.0
Rinker Materials	49.7	70.2
Readymix	10.4	14.7
Corporate	0.1	0.1
RINKER	60.2	85.0

Segment EBITDA
Aggregate	61.5	86.7
Cement	29.1	41.1
Concrete, block, asphalt	52.9	74.8
Concrete pipe and products	28.5	40.1
Other	7.5	10.4
Rinker Materials	179.3	253.1
Readymix	46.5	65.7
Corporate	(2.2)	(3.1)
RINKER	223.6	315.7

Rinker Group Limited

Quarterly Financial Information

	US$ million(2)				A$ million(2)
(Year ended 31 March 2004)	Jun Qtr 2003	Sep Qtr 2003	Dec Qtr 2003	Mar Qtr 2004	Jun Qtr 2003	Sep Qtr 2003	Dec Qtr 2003	Mar Qtr 2004

Segment Revenue
Aggregate	193	213	201	196	299	324	278	258
Cement	91	93	95	98	141	142	132	129
Concrete, block, asphalt	331	362	335	337	512	552	463	442
Concrete pipe and products	111	116	103	91	172	177	143	120
Other	100	105	97	109	155	160	134	143
Eliminations	(122)	(132)	(128)	(127)	(189)	(201)	(177)	(168)
Rinker Materials	705	757	703	703	1,090	1,153	973	923
Readymix	176	210	222	231	272	321	308	300
RINKER	881	967	925	933	1,362	1,474	1,281	1,223

Segment EBIT
Aggregate	38.2	39.3	33.6	27.1	58.9	59.8	46.7	35.5
Cement	23.0	24.4	25.1	23.0	35.5	37.2	34.7	30.2
Concrete, block, asphalt	24.0	30.1	25.4	36.9	37.2	46.0	35.2	48.5
Concrete pipe and products	15.9	18.6	15.9	2.7	24.6	28.4	22.2	3.4
Other	—	(5.1)	(6.6)	0.3	—	(7.5)	(9.0)	0.5
Rinker Materials	101.2	107.4	93.4	89.9	156.3	163.9	129.7	118.1
Readymix	23.0	30.0	30.6	26.5	35.5	45.8	42.6	34.5
Corporate	(1.4)	(2.5)	(2.2)	(3.2)	(2.1)	(3.8)	(3.0)	(4.0)
RINKER	122.8	134.9	121.9	113.2	189.7	205.9	169.3	148.5

Segment Depreciation and Amortisation
Aggregate	16.7	17.3	17.1	18.3	25.9	26.4	23.7	24.0
Cement	5.3	5.3	5.3	5.4	8.2	8.1	7.4	7.0
Concrete, block, asphalt	13.2	13.5	13.7	13.6	20.5	20.6	18.9	17.9
Concrete pipe and products	8.1	8.0	7.9	7.9	12.5	12.3	10.9	10.4
Other	6.0	5.6	5.2	5.0	9.3	8.6	7.1	6.6
Rinker Materials	49.4	49.8	49.2	50.4	76.3	75.9	68.0	65.9
Readymix	7.8	8.3	9.2	10.1	12.0	12.7	12.8	13.1
Corporate	—	—	—	—	—	—	—	—
RINKER	57.1	58.1	58.4	60.5	88.4	88.7	80.7	79.1

Segment EBITDA
Aggregate	55.0	56.6	50.8	45.4	84.8	86.2	70.3	59.5
Cement	28.3	29.8	30.4	28.4	43.7	45.4	42.1	37.2
Concrete, block, asphalt	37.3	43.6	39.1	50.5	57.7	66.6	54.1	66.4
Concrete pipe and products	24.0	26.7	23.9	10.6	37.1	40.6	33.1	13.8
Other	6.0	0.6	(1.5)	5.3	9.3	1.1	(1.9)	7.1
Rinker Materials	150.5	157.2	142.7	140.3	232.6	239.9	197.7	184.0
Readymix	30.8	38.3	39.8	36.7	47.5	58.5	55.3	47.6
Corporate	(1.4)	(2.5)	(2.2)	(3.2)	(2.1)	(3.8)	(3.0)	(4.0)
RINKER	179.9	193.0	180.3	173.7	278.0	294.6	250.0	227.6

Rinker Group Limited

Quarterly Financial Information

	US$ million(2)				A$ million(2)
(Year ended 31 March 2003)	Jun Qtr 2002	Sep Qtr 2002	Dec Qtr 2002	Mar Qtr 2003	Jun Qtr 2002	Sep Qtr 2002	Dec Qtr 2002	Mar Qtr 2003

Segment Revenue
Aggregate	140	141	176	170	251	257	314	287
Cement	80	80	81	86	144	146	146	143
Concrete, block, asphalt	199	214	303	293	358	392	543	490
Concrete pipe and products	126	121	97	92	227	222	174	154
Other	106	107	90	94	190	197	161	156
Eliminations	(96)	(99)	(107)	(112)	(173)	(181)	(191)	(189)
Rinker Materials	555	564	641	622	998	1,032	1,147	1,041
Readymix	140	143	149	142	252	261	266	236
RINKER	695	707	790	764	1,250	1,293	1,413	1,277

Segment EBIT
Aggregate	28.6	27.9	28.2	19.4	51.5	50.9	50.5	32.5
Cement	20.7	21.0	21.2	23.8	37.2	38.5	37.9	39.9
Concrete, block, asphalt	17.2	19.8	22.2	26.5	31.0	36.3	39.8	44.3
Concrete pipe and products	21.8	19.4	10.1	8.7	39.2	35.5	18.2	14.7
Other	(0.3)	0.1	(2.2)	(0.7)	(0.7)	0.3	(3.9)	(1.4)
Rinker Materials	88.0	88.3	79.5	77.8	158.1	161.4	142.5	130.0
Readymix	15.9	16.4	16.1	19.4	28.7	29.9	28.8	32.2
Corporate	(1.9)	(1.8)	(1.9)	(2.0)	(3.4)	(3.4)	(3.4)	(3.3)
RINKER	102.0	102.8	93.7	95.2	183.4	187.9	167.9	158.9

Segment Depreciation and Amortisation
Aggregate	12.8	13.1	16.8	16.6	23.0	24.0	29.8	27.7
Cement	5.0	5.1	5.2	5.4	9.0	9.4	9.4	8.8
Concrete, block, asphalt	7.4	7.6	13.7	13.7	13.3	14.0	24.5	22.9
Concrete pipe and products	8.1	7.9	8.1	8.4	14.6	14.4	14.4	13.9
Other	6.5	6.3	6.2	6.5	11.7	11.6	11.3	10.8
Rinker Materials	39.8	40.1	50.0	50.4	71.6	73.3	89.4	84.0
Readymix	6.3	6.3	6.5	11.3	11.3	11.6	11.6	19.2
Corporate	—	—	—	—	—	—	—	—
RINKER	46.1	46.4	56.5	61.6	82.9	84.9	101.0	103.2

Segment EBITDA
Aggregate	41.4	41.0	44.9	36.0	74.5	74.9	80.3	60.2
Cement	25.7	26.2	26.5	29.2	46.3	47.8	47.3	48.7
Concrete, block, asphalt	24.6	27.5	36.0	40.2	44.3	50.2	64.3	67.2
Concrete pipe and products	29.9	27.3	18.2	17.1	53.8	49.9	32.6	28.6
Other	6.2	6.4	4.0	5.8	10.9	11.8	7.3	9.4
Rinker Materials	127.8	128.4	129.6	128.2	229.7	234.7	231.9	214.0
Readymix	22.2	22.7	22.5	30.7	40.0	41.5	40.4	51.4
Corporate	(1.9)	(1.8)	(1.9)	(2.0)	(3.4)	(3.4)	(3.4)	(3.3)
RINKER	148.1	149.2	150.2	156.8	266.3	272.8	268.9	262.1

Footnotes

(1)                                  In anticipation of Rinker’s demerger from CSR Limited on 28 March 2003, a number of businesses were transferred between the Rinker group and CSR during the year ended 31 March 2003. The results of the Rinker group as a statutory entity during the periods prior to 31 March 2003 do not reflect the businesses that comprised the Rinker group on demerger. Accordingly, unaudited pro forma financial information has been prepared for the periods ending prior to 31 March 2003.  The directors believe it is meaningful to compare information for periods after 31 March 2003 with the unaudited pro forma information for periods ending prior to 31 March 2003, and this quarterly financial information has been prepared on that basis.

(2)                                  Rinker’s operating subsidiaries (Rinker Materials Corporation in the US and Readymix in Australia and China) each generate all revenue and incur all costs in their local currency.  As a result, directors believe their performance is best measured in their local currency. At the group level, Rinker Materials represents around 80% of earnings.  As a result, US$ performance represents the most appropriate measure of Rinker’s performance and value.

(3)                                  PAT represents Net profit attributable to members of Rinker Group Limited.  EBIT represents profit from ordinary activities before finance and income tax.   EBITDA represents EBIT prior to Depreciation and Amortisation.

(4)                                  Free cash flow represents Net cash from operating activities less (1) operating capital expenditures included in cashflows from purchase of property, plant and equipment and (2) interest paid.

	US$ million		A$ million
Quarter ended 30 June	2004	2003	2004	2003
Operating profit before finance and tax	163.4	122.8	230.6	189.7
Depreciation and amortization	60.2	57.1	85.1	88.4
Net income tax paid	(0.7)	(0.1)	(1.0)	(0.2)
Change in working capital	(83.7)	(61.2)	(116.2)	(98.4)
Profit/loss on asset sales/non trade	(0.3)	(0.9)	(0.4)	(1.4)
Interest received	5.1	1.0	7.2	1.5
Other	(35.1)	(18.7)	(50.0)	(27.0)
Net Cash from operating activities	109.0	100.0	155.3	152.4
Operating capital expenditure	(33.6)	(50.6)	(47.9)	(79.1)
Interest paid	(7.4)	(7.4)	(10.5)	(11.3)
Free Cash Flow	67.9	42.0	96.8	62.0

Capital expenditure summary:
Operating capital expenditure	33.6	50.6	47.9	79.1
Developmental capital expenditure	25.7	8.5	36.4	12.8
Total purchase of property plant and equipment	59.3	59.2	84.4	91.9
Purchase of businesses	26.8	6.2	37.3	9.2
Total capital expenditure	86.1	65.3	121.7	101.2

(5)                                  Net debt represents current and non-current interest-bearing liabilities less cash assets.

	US$ million			A$ million
As at	30 June 2004	31 March 2004	30 June 2003	30 June 2004	31 March 2004	30 June 2003
Current interest-bearing liabilities	6.6	17.4	7.0	9.6	23.0	10.5
Long term interest-bearing liabilities	900.5	912.4	1,072.8	1,304.3	1,208.2	1,610.6
Less: Cash assets	(318.3)	(328.5)	(206.5)	(461.2)	(435.1)	(310.1)
Net debt	588.8	601.3	873.3	852.8	796.1	1,311.0

(6)                                  Gearing represents (a) net debt divided by net debt plus equity and (b) net debt divided by equity.

	US$ million			A$ million
As at	30 June 2004	31 March 2004	30 June 2003	30 June 2004	31 March 2004	30 June 2003
Net debt	588.8	601.3	873.3	852.8	796.1	1,311.0
Equity	2,230.1	2,280.6	2,030.3	3,230.1	3,019.8	3,048.0
Gearing/leverage (net debt/net debt+equity)	20.9%	20.9%	30.1%	20.9%	20.9%	30.1%
Gearing/leverage (net debt/equity)	26.4%	26.4%	43.0%	26.4%	26.4%	43.0%